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                                  EXHIBIT 12.2
          UNION OIL COMPANY OF CALIFORNIA AND CONSOLIDATED SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES








                                                            For the Three Months
                                                                 Ended March 31
                                                            --------------------
Millions of dollars                                               1999      1998
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    ..................................................
Earnings (loss) from operations ......................            $ 13      $ 23
Provision for income taxes ...........................              12        83
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      Earnings subtotal ..............................              25       106
Fixed charges included in earnings:
   Interest expense ..................................              45        41
   Interest portion of rentals .......................               5         6
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      Fixed charges subtotal .........................              50        47
Earnings (loss) from operations
   available before fixed charges ....................              75       153
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Fixed charges:
   Fixed charges included in earnings ................              50        47
   Capitalized interest ..............................               5         8
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      Total fixed charges ............................            $ 55      $ 55
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Ratio of earnings from operations
    to fixed charges .................................             1.4       2.8
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